Exhibit 21 - Subsidiaries of Registrant

                           SUBSIDIARIES OF REGISTRANT


     Jurisdiction of Subsidiaries                               Incorporation
     ----------------------------                               -------------

American Fronteer Financial Corporation                              Colorado
RAF Services, Inc. of Texas                                          Texas
RAF Services, Inc. of Louisiana                                      Louisiana
RAF Services, Inc.                                                   Nevada
Fronteer Capital, Inc.                                               Delaware
Secutron Corp.                                                       Colorado
MidRange Solutions Corp.                                             Colorado
Fronteer Development Finance Inc.                                    Delaware
Fronteer Income Growth, Inc.                                         Foreign
Corporate Net Solutions, Inc.                                        Delaware
Fronteer Corporate Services, Inc.                                    Colorado
Fronteer Asset Management Corporate, Inc.                            Delaware